Exhibit 4.1.2

AMENDMENT NO. 2 AND WAIVER TO AMENDED AND RESTATED
CREDIT AND GUARANTY AGREEMENT

This Amendment No. 2 to Amended and Restated Credit and Guaranty Agreement (this “Amendment”), dated as of October 13, 2006, is made by Sanmina-SCI Corporation, a Delaware corporation (the “Company”), each of the subsidiaries of the Company listed on the signature pages hereto (the “Guarantors”), the Lenders party hereto, Citibank, N.A., as Collateral Agent (the “Collateral Agent”), and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”).

RECITALS

Reference is hereby made to the Amended and Restated Credit and Guaranty Agreement, dated as of December 16, 2005, entered into by and among the Company, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as Initial Issuing Bank, Citicorp USA, Inc., as Syndication Agent, The Bank of Nova Scotia, Deutsche Bank Trust Company Americas and KeyBank National Association, as Co-Documentation Agents, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Book Managers and Joint Lead Arrangers, the Administrative Agent and the Collateral Agent (as amended, the “Credit Agreement”), as amended by that certain Amendment No.1 to Amended and Restated Credit and Guaranty Agreement dated as of June 30, 2006.

Reference is hereby made to the Letter Waiver dated as of August 10, 2006 (the “Letter Waiver”), entered into by and among the parties to the Credit Agreement, as extended by the Letter Waiver Extension dated as of August 31, 2006 (the “Waiver Extension” and, together with the Letter Waiver, the “Waiver”).

Reference is hereby made to the senior unsecured Credit Agreement to be dated on or around October 16, 2006, by and among the Company, the Guarantors, the banks and other financial institutions party thereto and Bank of America, N.A., as administrative agent (the “Senior Unsecured Credit Facility”)

The Company has requested that the Lenders agree to certain amendments and waivers to the Credit Agreement and Waiver Extension as set forth herein and the Lenders desire to agree to such amendments and waivers.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.     Definitions.  Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.  Unless otherwise expressly stated herein, all Section and Article references herein shall refer to Sections and Articles of the Credit Agreement.

2.     Amendments to Credit Agreement.  (a)  Section 1.1 of the Credit Agreement is amended by adding a new definition of “Senior Unsecured Credit Agreement” to read in full as follows:

“ ‘Senior Unsecured Credit Facility means that certain Credit and Guaranty Agreement, dated as of October 13, 2006, by and among the Company, the banks and other financial institutions from time to time party thereto and Bank of America, N.A. as administrative agent, as amended, modified, refinanced and replaced.”

(b)   Section 5.13 of the Credit Agreement is amended by deleting the phrase “Section 9.11(b)(i) or (ii)” and replacing such phrase with the phrase “Section 9.11(b)”.

(c)   Section 6.1 of the Credit Agreement is amended (i) by deleting the “; and” at the end of sub-section (r) thereof and replacing it with “;”, (ii) by deleting “.” at the end of such Section 6.1 and replacing such “.” with “; and” and (iii) adding a new sub-section (t) at the end of such Section 6.1 to read in full as follows:

“(t)          Indebtedness with respect to the Senior Unsecured Credit Facility in a principal amount not to exceed $750.0 million and any refinancing thereof (which refinancing indebtedness may be in a principal in excess of the principal amount of the Senior Unsecured Credit Facility but in a principal amount not to exceed $700.0 million); provided that any such refinancing Indebtedness is subordinated to the Loans hereunder in an manner reasonably satisfactory to the Administrative Agent and, provided further, on a pro forma basis, adjusting for such refinancing, the Unencumbered Cash and Available Credit must be at least $500.0 million.”

(d)   Section 6.3(c) is amended by inserting after the words “the New Senior Subordinated Notes Documents” the words “, the Senior Unsecured Credit Facility”.

(e)   Section 6.5(iv) is amended by inserting after the words “the New Senior Subordinated Notes Documents” the words “, the Senior Unsecured Credit Facility”.

(f)    Section 6.13 is amended by deleting the “.” at the end of Section 6.13, and replacing such “.” With the following:

“; and provided further, that no prepayment or repayment of the Senior Unsecured Credit Facility will be made with proceeds of any Loan.”

(g)   Section 9.11(b)(i) is deleted in its entirety.

(h)   Section 9.11(b)(ii) is amended (i) by renumbering such Section 9.11(b)(ii) as Section 9.11(b) and (ii) by deleting the phrase “satisfied and discharged not less than 85% of the total principal amount of the 3% Notes in accordance with the terms thereof” and replacing such phrase with the phrase “repaid in full the outstanding principal amount of the Senior Unsecured Credit Facility”.

3.     Waiver and Consent.  (a) Subject to the terms and conditions set forth herein, the Lenders hereby consent to the proceeds of the Senior Unsecured Credit Facility being used to refinance the 3% Notes in full and hereby waive compliance with the provisions of Section 6.4(h) of the Credit Agreement solely to the extent that it requires that the Permitted Convertible Securities Refinancing Conditions be met in connection with the refinancing of the 3% Notes.  The foregoing waiver shall be effective solely to the extent that the proceeds of the Senior Unsecured Credit Facility are used to refinance the 3% Notes (including through the satisfaction and discharge of the indenture under which the 3% Notes were issued) and shall be deemed to be void and of no further force or effect in all other circumstances.

(b)   The waiver set forth above relates solely to the noncompliance by the Borrower with the provisions of Section 6.4(h) of the Credit Agreement in the manner and to the extent described above and nothing in this Amendment shall be deemed to:

(i)    constitute a waiver of compliance by the Company with respect to (A) Section 6.4(h)of the Credit Agreement in any other instance or as it relates to any other provision, right or remedy of the Agent or the Lenders under the Credit Documents in respect of a Default or an Event of Default or (B) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein; or

(ii)   prejudice any right or remedy that the Agent or any Lender may now have or may have hereafter under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

4.     Amendment to Waiver Extension.  The definition of “Waiver Termination Date” in the Waiver Extension shall be amended by deleting the date “October 20, 2006” therein and substituting for such date the date “December 11, 2006”.

5.     Conditions Precedent.  This Amendment shall become effective upon the satisfaction of each of the following conditions precedent:

(a)   The Administrative Agent shall have received evidence that this Amendment has been duly executed and delivered by the Company, the Guarantors and the Requisite Lenders.

(b)   Except as otherwise provided in the Waiver, the representations and warranties contained herein and in the Credit Agreement shall be true and correct in all material respects as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)   No Default or Event of Default shall have occurred and be continuing after giving effect to this Amendment.

6.     Representations and Warranties.  The Company hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment, (a) except as otherwise provided in the Waiver, all representations and warranties set forth in the Credit Agreement are true and correct in all material respects as if made again on and as of such date (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (b) except as otherwise provided in the Waiver, no Default or Event of Default has occurred and is continuing and (c) the Credit Agreement (as amended by this Amendment) and all other Credit Documents are and remain legal, valid, binding and enforceable obligations of the Credit Parties in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.     Survival of Representations and Warranties.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent or the Lenders to rely upon them.  If any representation or warranty made in this Amendment is false in any material respect when made, then such shall constitute an Event of Default under the Credit Agreement.

8.     Reference to Agreement.  Each of the Credit Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Credit Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Credit Document.

9.     Costs and Expenses.  The Company shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

10.   Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

11.   Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of an manually executed counterpart of this Amendment.

12.   Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender or Agent may have under the Credit Agreement or under any other Credit Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender or Agent to execute similar or other consents under the same or similar or other circumstances in the future.

13.   Ratification by Guarantors.  Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein.  Each of the Guarantors agrees and acknowledges that (a) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (b) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Credit Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 13.  Each of the Guarantors hereby further acknowledges that Company, Administrative Agent, Collateral Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provision of the Credit Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

SANMINA-SCI CORPORATION,
a Delaware corporation

By:
Name:
Title:

GUARANTORS:

HADCO CORPORATION
HADCO SANTA CLARA, INC.
SCI TECHNOLOGY, INC.
VIKING INTERWORKS INC.
COMPATIBLE MEMORY, INC.
SCI SYSTEMS, INC.
SANMINA-SCI SYSTEMS (ALABAMA) INC.
SANMINA-SCI SYSTEMS HOLDINGS, INC.
INTERAGENCY, INC.
SANMINA-SCI SYSTEMS ENCLOSURES
            (DENTON) INC.
SCIMEX, INC.
NEWISYS, INC.
SANMINA-SCI ENCLOSURES USA INC.
SANMINA-SCI USA, INC.

All By:
Name:
Title:

SCI PLANT No. 5, L.L.C.

By:

SANMINA-SCI SYSTEMS (ALABAMA) INC.,
its Sole Member

By:
Name:
Title:

SCI PLANT No. 22, L.L.C.

By:

SCI TECHNOLOGY, INC.,
its Sole Member

By:
Name:
Title:

SANMINA GENERAL, L.L.C. SANMINA LIMITED, L.L.C.

All by:

SANMINA-SCI CORPORATION,
their Sole Member

By:
Name:
Title:

SANMINA TEXAS, L.P.

By:	SANMINA GENERAL, L.L.C.,
its General Partner

	By:	SANMINA-SCI CORPORATION,
its Sole Member

By:
Name:
Title:

ADMINISTRATIVE AGENT
AND LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

COLLATERAL AGENT:

CITIBANK, N.A.

By:
Name:
Title:

LENDERS:

CITICORP USA, INC.

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

SUNTRUST BANK

By:
Name:
Title:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title: